                                                                  Exhibit  10.14


                                AGREEMENT FOR
                       INFORMATION TECHNOLOGY SERVICES
                                   BETWEEN
                           MATEWAN BANCSHARES, INC.
                                     AND
                    ELECTRONIC DATA SYSTEMS CORPORATION
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                               TABLE OF CONTENTS

                                                                PAGE NUMBER
                            ARTICLE I - DEFINITIONS

1.1 Definitions...................................................... 1

                               ARTICLE II - TERM

2.1 Term............................................................. 3
2.2 Letter Agreement................................................. 3

                      ARTICLE III - EDS RESPONSIBILITIES

3.1 Services Provided................................................ 3
3.2 General Terms Relating to Services............................... 4
3.3 Audits........................................................... 5
3.4 Regulatory Compliance............................................ 6
3.5 Financial Statements and EDP Audit............................... 6
3.6 Account Executive................................................ 6
3.7 Future Technologies.............................................. 6
3.8 Performance Standards............................................ 7
3.9 ITI Training..................................................... 7

                         ARTICLE IV - PAYMENTS TO EDS

4.1 Service Charges.................................................  7
4.2 Additional Charges..............................................  7
4.3 Time of Payment.................................................  8
4.4 Cost of Living Adjustment.......................................  8

                     ARTICLE V - CUSTOMER RESPONSIBILITIES

5.1 Maintenance of Equipment........................................  9
5.2 Provision of Customized Forms...................................  9
5.3 Correction of Reports and Output................................  9
5.4 Provision of Data...............................................  9
5.5 Use of System, Procedures, etc..................................  9

                ARTICLE VI - SYSTEMS, DATA AND CONFIDENTIALITY

6.1 EDS Systems..................................................... 10
6.2 Customer's Information.......................................... 10
6.3 Confidentiality................................................. 11
6.4 Safeguarding Data Integrity..................................... 11
6.5 Contingency Planning............................................ 11

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                 ARTICLE VII - TERMINATION AND RELATED MATTERS

7.1   Arbitration.................................................... 13
7.2   Termination Due to Acquisition................................. 13
7.3   Termination for Non-Payment.................................... 13
7.4   Termination for Cause.......................................... 14
7.5   Termination for Insolvency..................................... 14
7.6   Termination Due to Audit Findings.............................. 15
7.7   Payment Upon Termination....................................... 15
7.8   Payment Upon Nonrenewal........................................ 17
7.9   Escrow Account................................................. 17
7.10  Release of Tapes............................................... 18

                     ARTICLE VIII- LIABILITY AND INDEMNITY

8.1   Limitation of Liability........................................ 18
8.2   Warranty....................................................... 19
8.3   Force Majeure.................................................. 19
8.4   Cross Indemnity................................................ 19
8.5   Patent Indemnity............................................... 19
8.6   Reliance on Instructions....................................... 20

               ARTICLE IX - SERVICES FOR AFFILIATED INSTITUTIONS

9.1   Scope of Term "Customers"...................................... 20
9.2   Agency......................................................... 20
9.3   Payment........................................................ 21
9.4   Ratification and Acceptance Agreements......................... 21
9.5   Termination of Affiliation..................................... 22

                           ARTICLE X - MISCELLANEOUS

10.1  Binding Nature and Assignment.................................. 22
10.2  Hiring of Employees............................................ 22
10.3  Notices........................................................ 22
10.4  Relationship of Parties........................................ 22
10.5  Modification................................................... 22
10.6  Waiver......................................................... 23
10.7  Media Releases................................................. 23
10.8  Entire Agreement............................................... 23
10.9  Governing Law.................................................. 23
10.10 Execution of Agreement......................................... 23

SCHEDULES

SCHEDULE A - Basic Services
SCHEDULE B - Optional Services
SCHEDULE C - Service Charges
SCHEDULE D - Financial Institution Ratification and Acceptance Agreement SCHEDULE E - Performance Standards

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

                 AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES

     THIS AGREEMENT ("Agreement") is between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS"), a Texas corporation with an address at 5400 Legacy Drive, Plano, Texas 75024, and Matewan BancShares, Inc. ("Customer"), Delaware corporation with an address at P.O. Box 600, Mate Street, Matewan, West Virginia 25678.

     WHEREAS, Customer desires to purchase certain information technology services from EDS, a provider of such services.

     NOW, THEREFORE, Customer and EDS hereby agree as follows:

                            ARTICLE I - DEFINITIONS

1.1  Definitions. In this Agreement:
     -----------

     (a)   "Additional Services" are the Services described in Section 3.1(d).

     (b)   "Basic Services" are the Services listed in Schedule A.

     (c) "Business Day" is each weekday, Monday through Friday, which is not a holiday of Customer.

     (d)   "Conversion Services are the Services described in Section 3.1(c).

     (b) "CPI" is the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items (1982-1984 = 100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics stops publishing the CPI, the parties will substitute another comparable measure published by a mutually agreeable source. However, if such change is merely to redefine the base period for the CPI from 1982-1984 to some other period, the parties will continue to use the CPI but will, if necessary, convert the two CPIs being compared to the same basis by multiplying one of them by the appropriate conversion factor.

     (c) "Data Center" is the space at one or more locations where EDS performs Services, excluding Customer locations.

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     (d)   "EDS Systems" are all Systems, except for Systems provided by
           Customer, used by EDS to provide Services, including without limitation any improvements, modifications or enhancements made by EDS to any System and provided to Customer under this Agreement.

     (e) "Effective Date" is the date that this Agreement is executed by EDS pursuant to Section 10.10.

     (f) "Equipment" is all telecommunications lines, modems and other equipment, including without limitation terminals, control units, ports, logical units, and all related data transmission services required by EDS for Customer to access the EDS Systems, transmit data to EDS and receive reports and other output from EDS.

     (g)   "Initial Term" is defined in Section 2.1.

     (h) "Operational Date" is the first day of the calendar month in which any Conversion Services are completed and Customer has the capability to input transactions or data for processing by EDS.

     (i)   "Optional Services" are the Services listed in Schedule B.

     (j)   "Renewal Terms" is defined in Section 2.1.

     (k) "Service" or "Services" are all of the services to be provided by EDS under this Agreement, which include the Basic Services, Optional Services, Conversion Services and Additional Services.

     (l) "System" or "Systems" are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks and diskettes.

     (m) "Standard Output" are the standard reports and output to be provided by EDS under this Agreement that are identified in writing from EDS to Customer. EDS may update from time to time the written list of Standard Output.
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                               ARTICLE II - TERM

2.1  Term.
     -----
     (a) This Agreement will begin on the Effective Date and, unless terminated earlier under Section 6.5(f), 7.2, 7.3, 7.4, 7.5, 7.6, or 10.5, will continue for a period of seven (7) years from the Operational Date (the "Initial Term"). Thereafter, this Agreement will automatically renew for successive terms of seven (7) years each (the "Renewal Terms") unless either party gives the other party written notice at least six (6) months prior to the expiration date of the Initial Term or the Renewal Term then in effect that the Agreement will not be renewed beyond such term.

     (b) At least seven (7) months but not more than nine (9) months prior to the expiration date of the Initial Term or the Renewal Term then in effect, EDS will give Customer written notice that this Agreement will automatically renew unless either party gives the other party written notice as set forth in Section 2.1(a).

2.2  Letter Agreement. As of the Effective Date, this Agreement will replace
     -----------------
     and supersede the letter agreement between EDS and Customer dated October 27, 1994. Notwithstanding the foregoing, nothing in this Section will affect Customer's payment obligations under the letter agreement for services and other items provided prior to the Effective Date, which payment obligations will continue and remain in full force and effect until paid in full.

                      ARTICLE III - EDS RESPONSIBILITIES

3.1  Services Provided. EDS or its subcontractors will provide Customer with
     ------------------
     the following Services:

     (a)   Basic Services. Customer's requirements for Basic Services.
           ---------------

     (b)   Optional Services. The Optional Services that Customer requests and
           ------------------
           EDS agrees to provide.

     (c)   Conversion Services. On a mutually agreeable schedule, EDS will
           --------------------
           provide those services and instructions ("Conversion Services") reasonably required for Customer to convert to and use the EDS Systems; provided, however, that EDS will use reasonable commercial efforts to accomplish the Operational Date no later than March 9, 1995, subject to compliance by Customer with

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           its obligations under this Agreement. Customer will cooperate in the conversion effort and timely provide whatever information, data, clerical and office support, management decisions, approvals and signoffs that EDS reasonably requires. According to a plan to be developed by Customer and EDS, EDS will train a mutually designated group of Customer's personnel in the proper use of the EDS Systems to enable such personnel to train Customer's user personnel in the use of the EDS Systems. Customer will cooperate with EDS in scheduling training in conjunction with Customer's conversion to the EDS Systems.

     (d)   Additional Services. If Customer requests EDS to perform any Service
           --------------------
           which is not a Basic Service, an Optional Service or a Conversion Service, then EDS may provide such service as an "Additional Service".

3.2  General Terms Relating to Services. EDS will:
     -----------------------------------

     (a) Beginning on the Operational Date, operate the EDS Systems at the Data Center, and accept data and other input from Customer. EDS will make daily, monthly and other reports and output, including specially requested reports, available to Customer at the Data Center for delivery or transmit them to Customer, subject to Customer's timely delivery or transmission of data and other input to the Data Center for processing. EDS will provide the Services in accordance with the schedule provided to Customer by EDS upon commencement of the Services, which may be updated by EDS from time to time. EDS will not be responsible for the loss of any input or output during transit (including, without limitation, transit by courier service or over data communication lines); provided, however, that EDS will be responsible for input or output from the time such input or output is received by EDS at the Data Center until the time such input or output is released at the Data Center for transmission or delivery to Customer.

     (b) Provide all Equipment at Customer's expense, including related shipping, installation and maintenance charges, and advise Customer on the compatibility of its Equipment with the EDS Systems. Customer may elect to provide such Equipment at Customer's expense, subject to (i) charges for Additional Services required for EDS Systems access or configuration, and (ii) the compatibility of such Equipment with the EDS Systems and Services.

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     (c)   Provide for Customer's use one copy of EDS' standard user
           documentation and one copy of any revisions describing the preparation of input for and use of output from the EDS Systems. Such documentation will address the reports provided under this Agreement. Upon Customer's request, EDS will provide additional copies of such documentation at EDS' then standard charges.

     (d) At no additional charge to Customer, correct any errors in customer files that result in errors in Standard Output where such errors (A) are due solely to either malfunctions of EDS' equipment or the EDS Systems or errors of EDS' operators, programmers or other personnel, and (B) are called to EDS' attention within the time frames specified in Section 5.3 . Notwithstanding the immediately preceding sentence, in connection with errors in Standard Output that are not verifiable by balancing by Customer, EDS will (at no additional charge to Customer) make commercially reasonable efforts to correct any errors in customer files that result in errors in such Standard Output where such errors (1) are due solely to either malfunctions of EDS' equipment or the EDS Systems or errors of EDS' operators, programmers or other personnel, and (2) are called to EDS' attention within 90 days after receipt of such Standard Output. EDS will, to the extent reasonably practicable, correct any other errors as an Additional Service.

     (e)   Provide standard EDS forms for use at the Data Center.

     (f) Establish, modify or substitute from time to time any Equipment, processing priorities, programs or procedures used in the operation of the EDS Systems or the provision of the Services that EDS reasonably deems necessary, and notify Customer of any such changes that will affect Customer's operations. If any such change will have a material adverse effect on Customer's operations, then EDS will give Customer 30 days' prior notice of such change.

     (g) With the cooperation of Customer, develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan for the Data Center. EDS will provide Customer and its auditors and inspectors with access to a summary of such disaster recovery plan at all reasonable times.

3.3  Audits. EDS will provide auditors and inspectors that
     -------
     Customer designates in writing with reasonable access to the Data Center for the limited purpose of performing audits or inspections of Customer's business. EDS will provide to such



                                      5
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     auditors and inspectors reasonable assistance, and Customer will compensate
     EDS for any Additional Services provided in connection with the audit or inspection; provided, however, that if (a) Customer has not received an independent Data Center EDP audit during the immediately preceding 12 month period pursuant to Section 3.5, and (b) Customer provides EDS with at least 48 hours' prior notice of the audit or inspection, then EDS will waive the charges for up to eight man hours per year of Additional Services provided in connection with such audit or inspection. EDS will not be required to provide access to data of other EDS customers.

3.4  Regulatory Compliance. EDS will make reasonable commercial efforts to
     ----------------------
     maintain the EDS Systems so that they will not be disapproved by any federal or state regulatory authority with jurisdiction over Customer's business. If Customer believes that any modifications to the EDS Systems are required under any laws, rules or regulations, Customer will promptly so inform EDS. EDS will perform any modifications to the EDS Systems or recommend changes to operating procedures of Customer that EDS determines are necessary or desirable at no additional charge to Customer to meet regulatory requirements. New or enhanced EDS System features, functions, reports or other Services that may result from such modifications or recommendations may be provided as an Additional Service. Notwithstanding the foregoing, Customer acknowledges that the EDS Systems may, from time to time, consist in part of System(s) licensed by EDS from third-party vendor(s) and, therefore, EDS shall have no duty or responsibility to modify any such third-party System under this Section 3.4, except to the extent that the vendor thereof has such a duty or responsibility to modify such System pursuant to the applicable license agreement between EDS and such vendor.

3.5  Financial Statements and EDP Audit. Upon request, EDS will provide at no
     -----------------------------------
     charge one copy of EDS' most recent audited financial statements to Customer. Upon request, EDS will also provide to Customer one copy of EDS' most recent independent Data Center EDP audit at the lesser of (a) $250.00 per copy, or (b) EDS' then standard charge for such copy.

3.6  Account Executive. EDS will assign a mutually acceptable account executive
     ------------------
     ("EDS Account Executive") to Customer's account. The EDS Account
     Executive will be responsible for directing all EDS activities affecting the provision of Services.

3.7  Future Technologies. EDS will use commercially reasonable
     --------------------
     efforts to maintain a level of technology that EDS reasonably and in good faith determines is appropriate for the performance of the Basic Services. In addition, EDS will



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     advise Customer of advances in technology relating to Customer's operating needs of which EDS becomes aware and which EDS believes Customer may be interested in implementing. EDS will make available to Customer as an Additional Service any technologies for which EDS develops commercially available capabilities in the future.

3.8  Performance Standards. Beginning the first day of the calendar month
     ----------------------
     immediately following the expiration of 90 days after the Operational Date, EDS will perform Services in such a manner so as to meet or exceed the performance standards set forth in Schedule E ("Performance Standards").

3.9  ITI Training. If training in addition to the training described in Section
     -------------
     3.1(c) is made available to EDS by Information Technology, Inc., then EDS will make such training available to Customer as an Additional Service.

                         ARTICLE IV - PAYMENTS TO EDS

4.1  SERVICE Charges. Customer will pay EDS for the Services as follows:
     ----------------

     (a) For Basic Services, the monthly charges listed in Section l of Schedule C.

     (b)  For Optional Services, the monthly charges listed in Schedule B.

     (c) For Conversion Services, the applicable conversion charge listed in Section 2 of Schedule C.

     (d) For Additional Services, EDS' then standard charges for such Services, or, if EDS then has no standard charges for such Services upon whatever other basis that the parties agree.

4.2  Additional Charges. Customer will also pay EDS the following, if
     -------------------
     applicable:

     (a) All costs incurred by EDS (i) in mailing reports or other output to Customer, its customers or third parties, and (ii) in transporting, shipping or delivering reports, output or input between the Data Center and Customer's locations.

     (b) All actual, out-of-pocket costs and expenses, including without limitation, travel and travel-related expenses, which are incurred by EDS in providing Services when incurred at Customer's request.

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     (c)   Any other charges expressly provided in this Agreement.

     (d) All taxes, however designated or levied, based upon any charges under this Agreement, or upon this Agreement or the Systems, Services or materials provided hereunder, or their use (including, without limitation, sales and use taxes and any taxes or amounts in lieu thereof) paid or payable by EDS in respect of the foregoing, exclusive, however, franchise taxes and taxes based on the net income of EDS. Notwithstanding the immediately preceding sentence, EDS will not bill Customer for (1) separately collected gross receipts taxes for data processing Services where the benefit of such Services is received in West Virginia, Kentucky, or states contiguous to West Virginia or Kentucky (as such statutes exist on the Effective Date), or (2) separately collected business and occupation taxes where the benefit of such Services is received in West Virginia, Kentucky, or states contiguous to West Virginia or Kentucky (as such statutes exist on the Effective Date).

4.3  Time of Payment. All charges under this Agreement will be due and payable
     ----------------
     within thirty (30) days of invoice date. Any charges not paid within thirty
     (30) days of invoice date will bear interest until paid at a rate equal to the lesser of one-and-one-half percent (1.5%) per month or the maximum interest rate allowed by applicable law. Customer authorizes EDS to collect charges for Services through applicable clearing house procedures.

4.4  Cost of Living Adjustment.
     --------------------------

     (a) Following the first anniversary of the Operational Date and no more than once in any twelve (12) month period, EDS may, at its option and by giving Customer written notice, increase the charges for Services by a percentage not to exceed the lesser of (i) five percent (5%), or
           (ii) the percentage by which the CPI as of that time is higher than the CPI as of (A) for the first adjustment under this Section 4.4, the Operational Date, and (B) thereafter, the previous time that EDS adjusted its charges to Customer pursuant to this Section 4.4. These increased charges will remain in effect until EDS adjusts them again pursuant to this Section 4.4.

     (b) In the event the CPI decreases during any twelve (12) month period following the first anniversary of the Operational Date, EDS will decrease the charges for Services by a percentage equal to the lesser of (i) five percent (5%), or (ii) the percentage by which the CPI as of that time is lower than the CPI as of (A) for the

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           first adjustment under this Section 4.4, the Operational Date, and
           (B) thereafter, the previous time that EDS adjusted its charges to Customer pursuant to this Section 4.4. These decreased charges will remain in effect until EDS adjusts them again pursuant to this
           Section 4.4.

                     ARTICLE V - CUSTOMER RESPONSIBILITIES

5.1  Maintenance of Equipment. Customer will maintain all Equipment owned
     -------------------------
     or leased by Customer in good working order in accordance with manufacturer's specifications.

5.2  Provision of Customized Forms. Unless otherwise agreed in writing, Customer
     ------------------------------
     will provide or pay for all customized forms required by Customer. These forms will conform to EDS' reasonable specifications. Customer will also provide all forms produced or printed at Customer's premises and required for the performance of Services, or will pay mutually agreed charges to EDS for such forms if provided by EDS at Customer's request.

5.3  Correction of Reports and Output. Customer will balance reports to verify
     ---------------------------------
     master file information and will inspect and review all reports and other output (whether printed, microfiched or electronically transmitted) created from data provided by Customer to EDS. Customer will reject all incorrect Standard Output within three (3) Business Days after receipt of daily Standard Output, within five (5) Business Days after receipt of annual, quarterly or monthly Standard Output, and within three (3) Business Days after receipt of all other Standard Output.

5.4  Provision of Data. Customer will be responsible for the quality and
     ------------------
     accuracy of all data and other input provided to EDS. EDS may, at its option, return to Customer for correction before processing any data submitted by Customer which is incorrect, illegible or not in proper form. If Customer does not provide its data to EDS in accordance with EDS' specified format and schedule, EDS will use reasonable efforts to reschedule and process the data as promptly as possible. Related expenses incurred by EDS will be charged to Customer.

5.5  Use of System Procedures, etc. Customer will comply with all operating
     ------------------------------
     instructions for the EDS Systems which are issued by EDS from time to time. Except as otherwise provided in this Agreement, Customer will be responsible for the supervision, management and control of its use of the EDS Systems, including without limitation (i) implementing sufficient

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     procedures to satisfy its requirements for the security and accuracy of the data and other input Customer provides, (ii) implementing reasonable procedures to verify reports and other output from EDS within the time frames specified in Section 5.3, and (iii) specifying the methods of accrual calculation to be used by EDS in providing the Services from the options available in the EDS Systems.

                ARTICLE VI - SYSTEMS, DATA AND CONFIDENTIALITY

6.1  EDS Systems. All EDS Systems are and will remain the exclusive property of
     ------------
     EDS or licensors of such EDS Systems, as applicable, and, except as expressly provided in this Agreement, Customer shall have no ownership interest or other rights in any EDS System. Customer acknowledges that the EDS Systems include EDS proprietary information and agrees to keep the EDS Systems confidential at all times. Upon the expiration or termination of this Agreement, Customer will return all copies of all items relating to the EDS Systems which are in the possession of Customer and certify to EDS in writing that Customer has retained no material relating to the EDS Systems.

6.2  Customer's Information
     ----------------------

     (a) Information relating to Customer or its customers contained in Customer's data files is the exclusive property of Customer and EDS will only be the custodian of that information.

     (b) Except as otherwise provided in this Section 6.2, EDS agrees to hold in confidence all proprietary information of Customer and its customers provided to EDS. The provisions of this Section 6.2(b) will survive the expiration or termination of this Agreement for any reason.

     (c) However, upon the request of any appropriate federal or state regulatory authority ("Regulator") with jurisdiction over Customer's business and after EDS has, except as otherwise provided in this Section 6.2(c), notified Customer of such request, EDS will allow such authority access to all records and other information of Customer and its customers in EDS' possession and EDS will provide as an Additional Service any related assistance that is required by either Customer or such Regulator. EDS is not required to give Customer prior

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           notice of a Regulator's request for access to any information of
           Customer or its customers if such Regulator requests that EDS not give prior notice or such request is related to a review of EDS' business.

     (d) Promptly after the termination or expiration of this Agreement and the payment to EDS of all sums due and owing, including without limitation any amounts due under Sections 7.7 or 7.8, EDS will, at Customer's request and expense, return to Customer all of Customer's information, data and files in EDS' then standard machine-readable format and media.

6.3  Confidentiality. Except as otherwise provided in this Agreement, EDS and
     ----------------
     Customer each agree that all information communicated to one by the other or the other's affiliates, whether before or after the Effective Date, will be received in strict confidence, will be used only for purposes of this Agreement, and except for the requirements of Section 6.2 will not be disclosed by the recipient party, its agents, subcontractors or employees without the prior written consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as required by legal, accounting or regulatory requirements beyond the reasonable control of the recipient party. The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

6.4  Safeguarding Data Integrity. EDS will maintain internal computer data
     ----------------------------
     integrity safeguards (such as access codes and passwords) to protect against the accidental or unauthorized deletion or alteration of Customer's data in the possession of EDS. EDS will provide additional internal computer data integrity safeguards that Customer reasonably requests as an Additional Service. EDS will also employ and maintain controlled access systems in the Data Center.

6.5  Contingency Planning. The parties' responsibilities with respect to
     ---------------------
     contingency planning will be as follows:

     (a) EDS will develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan (the "EDS Plan") for the Data Center and will provide to Customer and its auditors and inspectors such access to the EDS Plan as Customer may reasonably request from time to time. EDS will not be required to provide access to information of other EDS customers.

     (b) Customer will develop, maintain and, as necessary in the event of a disaster, execute a business resumption plan (the "Customer Plan") for all Customer locations and the telecommunications links between the customer locations and the Data Center and will provide to EDS such access to the Customer Plan as EDS may reasonably request from time to time.

     (c) EDS will provide to Customer such information as may be reasonably required for Customer to assure that the Customer Plan is compatible with the EDS Plan.

     (d) Each party will be responsible for the training of its own personnel as required in connection with all applicable contingency planning activities.

     (e) Each party's contingency planning activities will comply, as appropriate, with such of the following regulatory policies as may be applicable to Customer's business, as the same may be amended or replaced from time to time:

                Federal Deposit Insurance Corporation Bank Letter BL-22-88 dated July 14, 1989

                Federal Reserve System Supervision and Regulation Number SR-89-16 dated August 1, 1989

                Office of the Comptroller of the Currency Banking Circular Number BC177 dated July 12, 1989

                Office of Thrift Supervision Bulletin Number TB30 dated July 19, 1989

           If compliance with any amendments or replacements of the policies listed above would significantly increase EDS' cost of providing Services, EDS will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata allocation of EDS' increased cost among the applicable EDS customers.

     (f) The EDS Plan will be available prior to the Operational Date. If, prior to the Operational Date, Customer gives EDS written notice that the EDS Plan is unacceptable to Customer, then Customer may, by giving EDS written notice, terminate this Agreement as of a date specified in such notice that is prior to the Operational Date.

                 ARTICLE VII- TERMINATION AND RELATED MATTERS

7.1  Arbitration. Any dispute, controversy or claim arising out of, connected
     ------------
     with, or relating to this Agreement, or the breach, termination, validity, or enforceability of any provision of this Agreement, will be resolved by final and binding arbitration by a panel of three (3) arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. Following notice of a party's election to require arbitration, each party will within thirty
     (30) days select one arbitrator, and those two arbitrators will within thirty (30) days thereafter select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty (30) days, the AAA will within thirty (30) days thereafter select such third arbitrator. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrators. Judgment upon the award rendered in any arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of the state having jurisdiction may require or allow. During any arbitration proceedings, EDS will continue to provide Services, and Customer will continue to make payments to EDS in accordance with this Agreement. The fact that arbitration is or may be allowed will not impair the exercise of any termination rights under this Agreement.

7.2  Termination Due to Acquisition. If fifty percent (50%) or more of the stock
     -------------------------------
     or assets of Customer are acquired by another person or entity, whether by merger, reorganization, sale, transfer or other similar transaction, EDS and Customer will negotiate in good faith the terms and conditions upon which this Agreement may be modified to accommodate such transaction. If the parties are unable to agree upon such modification, either party upon written notice to the other may terminate this Agreement upon the consummation of such acquisition or on a mutually agreeable date thereafter.

7.3  Termination for Non-Payment.
     ----------------------------

     (a) If Customer defaults in the payment of any charges or other amounts due under this Agreement and fails to cure such default within ten
           (10) days after receiving written notice specifying such default, then EDS may, by giving Customer at least thirty (30) days' prior written notice thereof, terminate this Agreement as of a date specified in such notice.

     (b) Notwithstanding Section 7.3(a), EDS may not terminate this Agreement pursuant to Section 7.3(a) for Customer's failure to pay to EDS any amount that is reasonably disputed by Customer in good faith so long as: (i) Customer notifies EDS promptly after the receipt of the notice specified in Section 7.3(a) of any disputed amount being withheld from EDS and specifies the reasons why that amount is disputed; and (ii) all such amounts so withheld are, by the end of the cure period specified in Section 7.3(a), deposited into an Escrow Account (defined below) as provided in Section 7.9.

7.4  Termination for Cause.
     ----------------------

     (a) If either party materially defaults in its performance under this Agreement, except for non-payment of amounts due to EDS, and fails to either substantially cure such default within ninety (90) days ("Cure Period") after receiving written notice specifying the default or, for those defaults which cannot reasonably be cured within the Cure Period, promptly commence curing such default and thereafter proceed with all due diligence to substantially cure the default' then the party not in default may, by giving the defaulting party at least thirty (30) days' prior written notice thereof, terminate this Agreement as of a date specified in such notice.

     (b) Notwithstanding Section 7.4(a), if (i) EDS materially defaults in its performance under this Agreement, and (ii) such default has a material and adverse effect on Customer's business and operations, and (iii) EDS fails to substantially cure such default within a mutually agreed commercially reasonable shortened Cure Period, then Customer may, by giving EDS written notice thereof, terminate this Agreement as of a date specified in such notice.

7.5  Termination for Insolvency. If either party becomes or is declared
     ---------------------------
     insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver, conservator or similar officer, or makes an assignment for the benefit of all or substantially all of its creditors or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party may, by giving such party prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.6  Termination Due to Audit Findings. If EDS receives a qualified going
     ----------------------------------
     concern opinion in connection with EDS' audited financial statements and EDS fails to either (a) substantially cure the qualified findings that concern Customer within ninety (90) days after receiving written notice from Customer specifying the qualified findings that concern Customer, or
     (b) for those findings that cannot reasonably be cured within ninety (90) days, promptly commence curing such finding and thereafter proceed with all due diligence to substantially cure the finding, then Customer may, by giving EDS at least thirty (30) days' prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.7  Payment Upon Termination. The parties acknowledge that upon termination of
     -------------------------
     this Agreement for any reason, including under Section 7.2, 7.3, 7.4, or
     7.5 (but excluding by election by either party not to renew pursuant to Section 2.1 or termination by Customer pursuant to Section 6.5(f), 7.4, 7.5, 7.6, or 10.5), EDS will incur damages resulting from such termination that will be difficult if not impossible to ascertain. Therefore, prior to such termination and in addition to all other amounts then due and owing to EDS, Customer will pay to EDS as reasonable liquidated damages an amount equal to the sum of subsections (a) and (b):

     (a) All costs reasonably incurred by EDS in connection with such termination (including, without limitation, telecommunication line disengagement expenses and costs of terminating leases on or shipping or storing any Equipment provided to Customer by or through EDS under this Agreement) plus a 10% management fee on such costs, plus EDS' charges for any Additional Services reasonably requested by Customer for deconversion assistance and EDS' then standard charges for the resources utilized to prepare any test or conversion tapes (together, the "Termination Costs"). EDS may, at its option, invoice Customer for the lesser of (i) EDS' good faith estimate of the Termination Costs (in which event, EDS will provide an itemized invoice of such estimated Termination Costs), or (ii) the aggregate of the charges payable to EDS pursuant to Article IV for the two calendar months preceding the month in which notice of termination is given. If the actual Termination Costs are greater or less than the amount of EDS' invoice that is paid by Customer under the immediately preceding sentence, then Customer will pay EDS, or EDS will refund to Customer, as the case may be, the difference between the actual Termination Costs and the amount paid.

     (b) Applicable Percent (defined below) of the total compensation which would have been paid or reimbursed to EDS under this Agreement during the remainder of its term. The amount of total compensation will be computed by multiplying the total number of months remaining in the Initial Term or the Renewal Term then in effect from the effective date of the termination by the average monthly charge to Customer for Services under this Agreement during the twelve (12) calendar months immediately preceding the calendar month in which notice of termination was given, and multiplying that number by the Applicable Percent. This is expressed mathematically as follows: Number of months remaining in term x average monthly charge for Services during the twelve (12) months preceding notice of termination x the Applicable Percent. If this Agreement has been in effect less than twelve (12) calendar months prior to the giving of the notice of termination, then the parties will compute the amount due under this subsection (b) using the average monthly charge for Services made during such lesser number of calendar months. If termination of this Agreement occurs prior to the Operational Date, then the parties will compute the amount due under this subsection (b) assuming that the Operational Date had occurred when scheduled by EDS and using the average monthly charges reasonably estimated to be paid by Customer. For purposes of this Section 7.7(b), the calculation of the average monthly charge to Customer for Services will exclude any charges for one-time Services. "Applicable Percent" is (A) fifty percent (50%) if Customer gives notice of termination prior to the Operational Date, or (B) determined as follows if Customer gives notice of termination on or after the Operational Date:

             Month//1//          Percent
             ----------          -------
             0  - 12             50%
             13 - 24             40%
             25 - 36             30%
             After month 36      20%

     (c) All amounts payable under this Section 7.7 will be invoiced and paid prior to the effective date of such termination and prior to the release of any test tapes or other data of Customer.

----------------
     //1// This is the number of months after the Operational Date that Customer gives notice of termination.

7.8  Payment Upon Nonrenewal. If Customer gives or receives notice not to renew
     ------------------------
     this Agreement pursuant to Section 2.1, or Customer terminates this Agreement under Section 6.5(f), 7.6, or 10.5, Customer will pay to EDS an amount equal to all amounts then due and payable to EDS, plus (a) EDS' charges for any Additional Services reasonably requested by Customer for deconversion assistance, (b) EDS' then standard charges for the resources utilized to prepare any test or conversion tapes, and (c) all other costs reasonably incurred by EDS in connection with such election not to renew or termination that are described in Section 7.7(a) and that relate to obligations that Customer approved, which extend beyond the then current term of this Agreement or earlier termination date under Section 6.5(f), 7.6, or 10.5. All amounts payable under this Section will be invoiced and paid prior to the expiration date and prior to the release of any test tapes or other data of Customer.

7.9  Escrow Account. An interest-bearing escrow account (the "Escrow Account")
     ---------------
     shall be established as follows:

     (a) The Escrow Account shall be an interest-bearing account established by Customer in the name of Customer at a major national bank selected by Customer and reasonably acceptable to EDS, and shall be and remain the property of Customer subject to the disbursement of funds provisions set forth below. Customer will pay all costs associated with the Escrow Account.

     (b) The Escrow Account shall be established pursuant to an escrow agreement that provides that the funds therein, including accrued interest, shall be disbursed to EDS or Customer, as applicable, only in accordance with the mutual agreement of EDS and Customer or an arbitration or judicial decision binding on EDS and Customer.

     (c) After resolution of any dispute with respect to which funds were placed in the Escrow Account pursuant to the mutual agreement of EDS and Customer or an arbitration or judicial decision binding on EDS and Customer, and after payment from the Escrow Account of all amounts due to EDS with respect to that dispute, including accrued interest as agreed upon by the parties or awarded by such arbitral or judicial tribunal, any remaining portion of the funds which were placed in the Escrow Account with respect to that dispute, including undisbursed accrued interest thereon, shall be promptly paid to Customer.

     (d) If the funds which were placed in the Escrow Account with respect to any dispute are not sufficient to satisfy any arbitral or judicial award or mutually agreed amount due to EDS with respect to that dispute, Customer shall promptly pay to EDS the balance due, including accrued interest thereon as agreed upon by the parties or awarded by such arbitral or judicial tribunal.

7.10 Release of Tapes.
     -----------------

     (a) Notwithstanding anything to the contrary in Section 6.2(d) or 7.7(c), EDS will release to Customer test tapes and other data of Customer in the event (i) Customer terminates this Agreement under Section 7.4,
           (ii) EDS reasonably disputes in good faith Customer's right to terminate this Agreement under Section 7.4, and (iii) prior to the effective date of such termination, Customer deposits one-third of the amount described in Section 7.7 into the Escrow Account as provided in Section 7.9.

     (b) Notwithstanding anything to the contrary in Section 7.8, EDS will release to Customer test tapes and other data of Customer in the event (i) Customer does not renew this Agreement under Section 2.1,
           (ii) Customer reasonably disputes in good faith the amount owed under
           Section 7.8, and (iii) prior to the expiration date, Customer deposits the amount described in Section 7.8 into the Escrow Account as provided in Section 7.9.

                     ARTICLE VIII- LIABILITY AND INDEMNITY

8.1  Limitation of Liability. Section 3.2(d) sets forth Customer's
     ------------------------
     exclusive remedies for errors in reports or other output provided by EDS under this Agreement. If EDS becomes liable to the Customer under this Agreement for any other reason (whether arising by negligence or otherwise), then (i) except for damages recoverable against EDS for EDS' willful misconduct, the damages recoverable against EDS for all events, acts, delays, or omissions will not exceed in the aggregate the greater of (A) $750,000.00 or (B) the compensation payable to EDS pursuant to Section 4.1 of this Agreement for the lesser of the months that have elapsed since the Operational Date or the six months ending with the latest month in which occurred the events, acts, delays or omissions for which damages are claimed; and (ii) the measure of damages will not include any amounts for indirect, consequential or punitive damages of any party, including third parties, or damages which could have been avoided had the output provided by EDS been verified before use. Customer may not assert any cause of action against EDS of which the Customer knew or should have known more than two (2) years prior to such assertion. In connection with the conduct of any litigation with third parties relating to any liability of EDS to Customer or to such third parties, EDS will have all rights which are appropriate to its potential responsibilities or liabilities. EDS will have the right to participate in all such litigation and to settle or compromise its liability to third parties.

8.2  Warranty. EXCEPT AS EXPRESSLY PROVIDED HEREIN, EDS DISCLAIMS ALL OTHER
     ---------
     WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, ANY OF THE SCHEDULES ATTACHED HERETO, ANY OTHER DOCUMENTS REFERENCED HEREIN, OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3  Force Majeure. Each party will be excused from performance under this
     --------------
     Agreement, except for any payment obligations, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, third party nonperformance or other cause beyond its reasonable control, including failures, fluctuations or nonavailability of electrical power, heat, light, air conditioning or telecommunications equipment. Such nonperformance will not be a default or a ground for termination as long as reasonable means are taken to expeditiously remedy the problem causing such nonperformance.

8.4  Cross Indemnity. EDS and Customer each will indemnify, defend and hold
     ----------------
     harmless the other from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees and expenses, arising out of (a) the death or bodily injury of any agent, employee, customer or business invitee of the indemnitor, and (b) the damage, loss or destruction of any property of the indemnitor.

8.5  Patent Indemnity. EDS and Customer each will indemnify, defend and hold
     -----------------
     harmless the other from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees and expenses, arising out of any claims of infringement by the indemnitor of any United States letters patent, any trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by common law or by any law of the United States or any state alleged to have occurred because of Systems provided or work performed by the indemnitor. However, this indemnity will not apply unless the indemnitee informs the indemnitor as soon as practicable of any claim or action alleging such infringement and has given the indemnitor full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to settlement.

8.6  Reliance on Instructions. EDS is entitled to rely upon and act in.
     -------------------------
     accordance with any instructions, guidelines or information provided to EDS by Customer, which are given by persons designated by Customer to EDS in writing from time to time, and will incur no liability in doing so. Customer will indemnify, defend and hold harmless EDS from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of or resulting from EDS acting in accordance with this Agreement.

               ARTICLE IX - SERVICES FOR AFFILIATED INSTITUTIONS

9.1  Scope of Term "Customer". The term "Customer" when used in any provision of
     -------------------------
     the Agreement or any other instrument or document executed in connection with the Agreement that sets forth a duty, obligation, liability, representation, warranty or covenant of any nature of Customer ("Obligation") includes both (i) Matewan BancShares, Inc. and (ii) the Serviced Institutions (as defined below) and any Additional Institutions (as defined below) to the extent that any such institutions may be the appropriate party or parties to satisfy or perform any such Obligation. However, EDS will have the right (but not the obligation) to rely solely upon Matewan BancShares, Inc. for the satisfaction or performance of each such Obligation, and Matewan BancShares, Inc. agrees to satisfy or perform or to cause the satisfaction or performance of each such Obligation and to take all actions necessary or advisable in connection therewith. "Serviced Institutions" as used herein means Matewan National Bank, a national banking association, and Matewan Bank FSB, a federal savings bank.

     "Additional Institutions" as used herein means state or national financial institutions that are no less than majority owned directly or indirectly by Matewan BancShares, Inc. for which EDS agrees to provide Services upon the written request of Matewan BancShares, Inc.

9.2  Agency. Matewan BancShares, Inc. represents and warrants to EDS that
     -------
     it has the authority to act as the duly authorized and designated agent of each Serviced Institution for and on behalf of such institution with respect to all matters relating to the Agreement, including without limitation the giving or withholding of any agreement, approval, acceptance, consent, notice or other action required or permitted by the Agreement or any Ratification Agreement (as defined below), the making of all payments to EDS and the waiver, amendment or modification of any provision of the Agreement or any Ratification Agreement.

9.3  Payment.- Until such time, if ever, that there is a default in the payment
     --------
     when due of any amount due to EDS under the Agreement, EDS acknowledges that it will receive payment from Matewan BancShares, Inc. for all amounts due under the Agreement; provided, however, that each Serviced Institution will at all times be liable for its pro rata share of the amount due for the Services that are allocable to the Serviced Institution. Upon any default in the payment of any amount due to EDS under the Agreement, each Serviced Institution will, at EDS' request, thereafter pay EDS directly for its pro rata share of all amounts due for the Services that are allocable to the Serviced Institution, including without limitation the Serviced Institution's pro rata share of all amounts due under Section 7.7 of the Agreement, if applicable. Notwithstanding any other provision of the Agreement, Matewan BancShares, Inc. will in all events be liable for all amounts due or to become due under the Agreement.

9.4  Ratification and Acceptance Agreements.
     ---------------------------------------

     (a) Each Serviced Institution will execute the Financial Institution Ratification and Acceptance Agreement ("Ratification Agreement") in the form attached as Schedule D concurrently with the execution of the Agreement.

     (b) EDS will have no obligation to provide Services to an Additional Institution unless such Additional Institution has executed and delivered to EDS a Ratification Agreement. Upon and as of such event, such Additional Institution will be deemed a Serviced Institution within the meaning of, and a party to, the Agreement (without the necessity of Matewan BancShares, Inc. re-executing the Agreement as agent for such Additional Institution). Matewan BancShares, Inc. and EDS agree to amend the Agreement to reflect the inclusion of Additional Institutions that become Serviced Institutions within the meaning of the Agreement.

9.5  Termination of Affiliation. In the event a Serviced Institution ceases to
     ---------------------------
     be an affiliate of Matewan BancShares, Inc., such Serviced Institution will continue to be a party to, bound by, and a Serviced Institution under this Agreement (unless EDS gives its prior written consent that such Serviced Institution may cease to be bound by this Agreement).

                           ARTICLE X - MISCELLANEOUS

10.1 Binding Nature and Assignment. This Agreement will be binding on the
     ------------------------------
     parties and their respective successors and assigns. Customer may not assign this Agreement unless it obtains the prior written consent of EDS, which will not be unreasonably withheld.

10.2 Hiring of Employees. During the term of this Agreement and for a period of
     --------------------
     twelve (12) months thereafter, neither party will, without the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve (12) months by the other party, if the person was involved in providing or receiving Services.

10.3 Notices. Any notice under this Agreement will be deemed to be given when
     --------
     delivered by hand, when mailed by United States mail, first class postage prepaid, or when received from a nationally recognized overnight courier service, and addressed to the recipient party at its address set forth above and to the attention of its President in the case of Customer (with a copy to Campbell, Woods and Bagley, Attn: Pat Jones, P.O. Box 1825, 401 11th Street, Suite 1400, Huntington, West Virginia 25701) and to the attention of Division President, Financial Services Division in the case of EDS. Either party may from time to time change its address for notification purposes, by giving the other prior written notice of the new address and the date upon which it will become effective.

10.4 Relationship of Parties. EDS, in providing Services, is acting as an
     ------------------------
     independent contractor and does not undertake by this Agreement or otherwise to perform any regulatory or contractual obligation of the Customer. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by EDS under this Agreement.

10.5 Modification. EDS may from time to time modify any of the provisions
     -------------
     of this Agreement to be effective at any time on or after the expiration of the Initial Term by giving Customer at least six (6) months' prior written notice describing the modification and the date upon which it will be effective (the

      "Modification Date"). If EDS gives Customer notice of a modification pursuant to this Section, Customer may, by giving EDS written notice at least three (3) months prior to the Modification Date, terminate this Agreement as of such Modification Date or at a specified later date. Unless Customer provides such notice, the modification will be effective for any period after the Modification Date.

10.6  Waiver. A waiver by either of the parties of any of the covenants,
      -------
      conditions, or agreements to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach or of any other covenant, condition or agreement contained in this Agreement.

10.7  Media Releases. All media releases, public announcements and public
      ---------------
      disclosures by Customer or Customer's employees or agents relating to this Agreement or the subject matter of this Agreement, including without limitation promotional or marketing material, but not including any announcement intended solely for internal distribution by Customer or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of Customer, will be coordinated with and approved by EDS prior to release.

10.8  Entire Agreement. This Agreement and all attached Schedules constitute the
      -----------------
      entire agreement between EDS and Customer with respect to the subject matter of this Agreement. There are no understandings or agreements relative to this Agreement which are not fully expressed herein and no change, waiver or discharge of this Agreement will be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced. This Agreement may be amended only by an amendment in writing, signed by the parties.

10.9  Governing Law. This agreement will be governed by and construed in
      --------------
      accordance with the laws of the State of West Virginia.

10.10 Execution of Agreement. Three (3) original copies of this Agreement will
      -----------------------
      be executed and submitted to EDS by Customer. This Agreement will become effective when EDS executes this Agreement. EDS will return one of the executed copies to Customer. By executing this Agreement, Customer represents that this Agreement has been duly authorized and constitutes a valid, fully enforceable and legally binding obligation of Customer. Customer will maintain this Agreement as an official record of Customer continuously from the time of its execution.

     IN WITNESS WHEREOF, EDS and Customer each have caused this Agreement to be signed and delivered by its duly authorized representative.

ELECTRONIC DATA SYSTEMS               MATEWAN BANCSHARES, INC.
   CORPORATION

/s/ Max Tipton                        /s/ Dan R. Moore
-----------------------               --------------------------
Printed                               Printed
Name:  Max Tipton                     Name:  Dan R. Moore
     ------------------                    ---------------------
Title: Area Manager                   Title: Chairman/Pre.
      -----------------                     --------------------

Date: February 14, 1995               Date: February 14, 1995

                                  SCHEDULE A
                              MATEWAN BANCSHARES
                                BASIC SERVICES

1. Application Processing Services
   -------------------------------

   Effective on the Operational Date, EDS will operate the following EDS Systems for Customer in a service bureau environment:


   Product Name                              Product Vendor      Product Number
   ------------                              --------------      --------------
   Central Information System                     ITI                101-000
   Demand Deposit Accounting System               ITI                102-000
   Savings Accounting System                      ITI                103-000
   Certificate of Deposit Accounting System       ITI                104-000
   Loan Accounting System                         ITI                105-000
   Item Entry System                              ITI                106-000
   General Ledger Accounting System               ITI                151-000
   Platform Transfer Module                       ITI                101-100
   Platform Transfer Interface - FTI              ITI                101-103
   Automated Credit Reporting Module              ITI                105-101
   On-Line Loan Collection Module                 ITI                105-203
   On-Line Teller Terminal System                 ITI                107-000
   TTM Interface to: EF7100, EF7900, PWTeller     ITI                107-113
   Bond Accounting System                         ITI                153-003
   ATM File Transfer Module.                      ITI                220-000
   Currency Transaction System                    ITI                320-000
   Check Reconciliation System                    ITI                350-000
   "Express" Exception Item Processing System     ITI                102-103
   Telebanc-Telephone Banking Module              ITI                370-000
   TBM interface to: Intervoice                   ITI                370-101
   Paperless Item Module                          ITI                380-000
   Accounts Payable System                        ITI                702-000
   Premier Reference System                       ITI                900-203
   ITI/Plus Commercial Bank                       ITI                107-120
   Automated Collateral Insurance Module          ITI                105-102
   Holding Company Module                         ITI                151-101
   Asset Liability Management System              ITI                152-003
   Federal Call Reporting System                  ITI                390-003
   Bill Payment Module                            ITI                372-001
   Bulk File Module                               ITI                108-101

2. Back Office Processing Services
   -------------------------------

   Effective on the Operational Data, EDS will provide the following Back Office Services at the Data Center:

   Intercept lncoming Fed Letter
   Prepare Outgoing Fed Letter
   Proof of Deposit
   Reject Reentry
   Exception Item Pull
   Microfilm all Items
   Bulk Filing & Warehousing of Items
   Statement Rendering

                                  SCHEDULE A
                              MATEWAN BANCSHARES
                                BASIC SERVlCES

3. Other Services
   --------------

   Output Management System
   Data Communications (EDS to Customer)

                                  SCHEDULE B
                              MATEWAN BANCSHARES
                              OPTIONAL SERVICES

Application Processing Services
-------------------------------

Product Name                         Vendor    Number           Pricing
------------                         ------    ------           -------
Retirement Account Reporting Module    ITI     103-101    $.100 per IRA on file
Fixed Asset System                     ITI     380-000    $.0025 times Total Account Volume
Personal Accounting System             ITI     300-000    $.0010 times Total Account Volume
Stockholder Accounting System          ITI     310-000    $.2500 per stockholder
ExecuBanc System                       ITI     371-000    $.0100 times Total Account Volume

Back Office Services
--------------------
Items Sorted by Serial Number                             $.0099 per item
Items Sorted by Amount                                    $.0099 per item
Research Request                                        $10.0000 per hour
Crippled Statements (Excess of 1% per cycle)             $1.0000 per statement
Statement Inserts (Over 2 per Statement)                  $.0200 per insert
Statement Rendering (Out of Cycle)                       $3.0000 per statement
Pull Items (Out of Cycle)                                 $.5000 per item
Zip + 4 Pre-Sort                                          $.0150 per statement
Document Copy                                             $.2500 per copy
Microfilm Copy                                            $.2500 per copy
Facsimile Copy                                            $.2500 per copy

Other Services
--------------

Conversion Services


                                  SCHEDULE C
                              MATEWAN BANCSHARES
                                SERVICE CHARGES

1. Charges For Basic Services
   --------------------------

   (a)   Application Processing Services. For the Basic Services identified in
         --------------------------------
         Schedule A as Application Processing Services and except as otherwise provided in Section 1 (c) of this Schedule, Customer will pay EDS each month as follows:


   If the Total Account Volume is:                    Then the Monthly Charge is:
   ------------------------------------------------------------------------------
   less than Base Volume                                  $.344 times Base Volume

   greater than Base Volume
     plus 10% of Base Volume (1st Tier)                   $.339 times 1st Tier

   greater than 1st Tier plus 8% of 1st Tier (2nd Tier)   $.334 times 2nd Tier

   greater than 2nd Tier plus 6% of 2nd Tier (3rd Tier)   $.329 times 3rd Tier

   greater than 3rd Tier plus 4% of 3rd Tier (4th Tier)   $.324 times 4th Tier

   greater than 4th Tier plus 2% of 4th Tier (5th Tier)   $.319 times 5th Tier

   greater than 5th Tier plus 1% of 5th Tier (6th Tier)   $.314 times 6th Tier

   greater than 6th Tier                                  $.314 times Total
                                                            Account Volume

   b) Back Office Services. For the Basic Services identified in Schedule A as
      ---------------------
      Back Office Services, Customer will pay EDS each month as follows:

   If Total Transaction Account Volume is: Then the Monthly Charge for each is:
   ----------------------------------------------------------------------------
      less than 30,000 Transaction Accounts     $22,500.00

      Over 30,000 Transaction Accounts          $22,500.00 plus $.75 per
                                                Transaction Account over 30,000

      On the expiration of the 12 month period following commencement of the Basic Services identified on Schedule A as Back Office Services, Customer may (by giving EDS written notice no later than the expiration of such 12 month period) elect to be charged for such Back Office Services on a volume growth basis (substantially similar to the basis on which Application Processing Services are charged), and the charges for such Services will be EDS' then standard charges.

                                  SCHEDULE C
                              MATEWAN BANCSHARES
                                SERVICE CHARGES

      (c)  Exception to Total Account Volume Calculation.
           ----------------------------------------------

           (i) Acquired Accounts (defined below) will be excluded from the calculation of Total Account Volume, except as otherwise provided in this Section 1 (c). Until Acquired Accounts are included in the calculation of Total Account Volume as provided in the Section 1 (c), Customer will pay the then applicable charge (as determined under Section 1 (a) or this Schedule C) for each Acquired Account.

           (ii) Acquired Accounts will be included in the calculation of Total Account Volume on the earlier of (A) the expiration of the 12 month period following the date Customer achieved the Total Account Volume range in effect at the consummation of the acquisition, or (B) the month Customer moves from one range of Total Account Volume to the next higher range of Total Account Volume.

           (iii) To calculate Tiers for purposes of the above table, when Customer moves from one range of Total Account Volume to the next higher range of Total Account Volume, Acquired Accounts will be added to the number of accounts in the upper end of such higher range. For example, if Customer achieved internal growth of 10% of Base Volume and if Customer had 50,000 Acquired Accounts, then (when Customer moves from the range of 0 through Base Volume to the range of Base Volume through the 1st Tier) the 1st Tier would be the number of account equal to
                 (A) Base Volume, plus (B) 10% of Base Volume, plus (C) 50,000 Acquired Accounts.

           (iv) "Acquired Accounts" are accounts to be processed under this Agreement attributable to acquisistions by Customer (rather than additional accounts attributable to Customer's internal growth).

     (d)   Other Services. The monthly fees for other Basic Services as
           ---------------
           identified as Other Services in Schedule A are as follows:

                 Output Management System         $0.00
                 Data Communications              EDS' then standard charges

2.   Charges for Conversion Services.
     --------------------------------

     (a) For Conversion Services provided prior to the Operational Date, Customer will pay EDS the out-of-pocket expenses incurred by EDS as described in Section 4.2(b) of the Agreement.

     (b) For Conversion Services provided after the Operational Date, Customer will pay EDS for each conversion the lesser of (i) $20,000.00, or (ii) $1,000.00 per application converted from the existing computer system plus, if programming is required, $.25 per account converted. Customer will also pay EDS the out-of-pocket expenses incurred by EDS as described in

                                  SCHEDULE C
                              MATEWAN BANCSHARES
                                SERVICE CHARGES

           Section 4.2(b) of the Agreement. EDS may increase the charges set forth in this Section as set forth in Section 4.4 of the Agreement.

3.   Definitions. In this Schedule:
     ------------

     (a) "Base Volume" is the Total Account Volume on the last day of EDS' monthly processing cycle the month following the calendar month during which the Operational Date occurs.

     (b) "Total Transaction Account Volume" is the aggregate number of Transaction Accounts as of the last day of EDS' monthly processing cycle.

     (c) "Total Account Volume is the aggregate number of account records (regardless of the status of such account record) maintained as of the day of EDS' monthly processing cycle on the following EDS
           Systems:

                 Demand Deposit Accounting System
                 Savings Accounting System
                 Certificate of Deposit Accounting System
                 Loan Accounting System
                 General Ledger Accounting System

     (d) "Transaction Accounts are account records (regardless of the status of such account record) maintained on the Demand Deposit Accounting System.

                                  SCHEDULE D
                      FINANCIAL INSTITUTION RATIFICATION
                           AND ACCEPTANCE AGREEMENT

THIS FINANCIAL INSTITUTION RATIFICATION AND ACCEPTANCE AGREEMENT ("Ratification Agreement"), dated of even date with the Agreement
(as such term is defined below), is between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS"), a Texas corporation with address of 5400 Legacy Drive, Plano, Texas 75024, and
                               ----------------------------------------
("Institution"),                                      with address of
                 -------------------------------------

------------------------------------------------------------------------
All terms used but not defined in this Ratification Agreement will have the meaning set forth in the Agreement.

WHEREAS, Matewan BancShares, Inc., a West Virginia corporation ("Customers") as principal, and as agent acting for and on behalf of Serviced Institution, and EDS have entered into an Agreement for Information Technology Services, as amended, effective as of February , 1995 ("Agreement");
                                 --

WHEREAS, the Agreement relates to the provision by EDS of Services to Serviced Institution upon the conditions set forth in the Agreement;

WHEREAS, Institution desires to obtain Services under the Agreement; and

WHEREAS, it is a condition precedent under the Agreement for the provision of Services to Institution that Institution ratifies and accepts Customer's execution of the Agreement for and on behalf of Institution, as Institution's duly authorized and designated agent, by execution and delivery of this Ratification Agreement;

NOW, THEREFORE, in consideration of the premises, and in order to induce EDS to provide Services to Institution pursuant to the Agreement, Institution agrees and represents and warrants to EDS as follows:

1. Institution, by executing and delivering this Ratification Agreement, ratifies and accepts Customer's execution and performance of the Agreement for and on behalf of Institution, as Institution's duly authorized and designated agent. Institution agrees that it is a party to, and a Serviced Institution within the meaning of, the Agreement.

2. By executing this Ratification Agreement, Institution represents that the Agreement and this Ratification Agreement have been duly authorized and constitute a valid, fully enforceable and legally binding obligation of Institution. Institution will maintain each of the Agreement and this Ratification Agreement as an official record of Institution continuously from the time of their execution.

3. Customer has and, at all times during the term of the Agreement, will have the authority (which is coupled with an interest and is irrevocable) to act for and on behalf of Institution with respect to all matters relating to the Agreement and this Ratification Agreement, including without limitation with regard to (a) the giving or withholding of any agreement, approval, acceptance, consent, notice or other action required or permitted by the Agreement or this Ratification Agreement, (b) the making of payments to EDS, or (c) the waiver, amendment or modification of any provision of the Agreement or this Ratification Agreement.

4. Institution will receive direct and substantial benefits with respect to, and has a substantial interest in, the Services. In addition, Institution will receive direct and substantial benefits by not being required by EDS to enter into a separate agreement with EDS for the provision of information technology services.

5. In the event of a default by Customer in the payment of any amounts due under the Agreement, EDS will be entitled to payment directly from Institution for Institution's pro rata share of the amount due for Services that are allocable to Institution, including without limitation Institution's pro rata share of all amounts due under Section 7.7 of the Agreement, if applicable. Institution agrees to make such payment directly to EDS upon EDS' request.

6. In consideration of Institution's request that EDS accept Institution's payments indirectly through Customer, Institution expressly assumes all risks arising out of paying amounts due under the Agreement to Customer, Institution's duly authorized and designated agent, instead of directly to EDS.

7. This Ratification Agreement will be governed by, and construed in accordance with, the laws of the State of West Virginia.

     IN WITNESS WHEREOF, Institution has caused this Ratification Agreement to be duly executed and delivered by its duly authorized officer as of the date written above.

                                   INSTITUTION

                                    By:
                                        --------------------------------
                                    Printed
                                    Name:
                                        --------------------------------

                                    Title:
                                        --------------------------------

                                    Date:
                                        --------------------------------

ACCEPTED AND AGREED:

ELECTRONIC DATA SYSTEMS CORPORATION

By:
    -------------------------------
Printed
Name:
    -------------------------------
Title:
    -------------------------------
Date:
    -------------------------------

                                  SCHEDULE E
                             PERFORMANCE STANDARDS

Section 1. Definitions. In this Schedule:
-----------------------

(a) "Network Response Time" is the period beginning at the time a single transaction request for on-line teller, inquiry, or file maintenance is sent by a Customer terminal and ending at the time the response to such request is received by such terminal, and does not include either (i) requests for report writer, file download or multiple transactions, or (ii) terminal processing time.

(b) "Occurrence" is a failure by EDS to meet any one of the Performance Standards during a calendar month, each as evidenced by reports provided by EDS.

(c) "On-line Availability" shall mean the operational availability, from the Data Center host computer to but not including, the Equipment required to be provided by Customer under the Agreement, of those Services then supported by on-line access during On-line Normal Working Time.

(d) "On-line Normal Working Time" shall mean 7:00 a.m. to 10:00 p.m. Eastern Time, Monday through Saturday, and on Sunday, 10:00 a.m. to 10:00 p.m., Eastern Time, excluding (i) Customer holidays, (ii) periods of time when system maintenance is necessary as a result of matters beyond EDS' reasonable control, and (iii) exceptions, if any, as agreed by the parties hereto.

Section 2. Performance Standards. Compliance with Performance Standards will be
---------------------------------
determined on a calendar month basis. EDS will keep accurate records relating to its compliance with the Performance Standards and provide to Customer on a monthly basis a report or reports relating to such compliance.

(a) "Application Processing Performance Standards" are as follows:

    (i)   On-Line Availability. EDS will maintain an On-line
          ---------------------
          Availability standard of 97% calculated by dividing monthly, the total On-line Availability (in minutes) by the total On-line Normal Working Time (in minutes).

    (ii)  Network Response Time. Network Response Time will be a monthly average
          ----------------------
          of three seconds or less per transaction based on mutually agreed Equipment, network configuration, telecommunication line speeds and data traffic volumes. Transactions processed from 7:00 p.m. until 7:00 a.m., Eastern Time, are excluded from the calculation of Network Response Time.

    (iii) Electronic Reports. Daily host-based reports will be downloaded
          -------------------
          electronically to Customer's output management system workstation(s) by 7:00 a.m., Eastern Time, on at least 95% of all Business Days.

(b) "Back Office Performance Standards" are as follows:

    (i)   Statement Mailing. At least 95% of the time, DDA statements produced
          ------------------
          by EDS will be mailed by EDS by 5:00 p.m. Eastern Time two (2) Business Days following the creation of such statements and savings statements will be mailed by EDS by 5:00 p.m. Eastern Time 10 Business Days following the creation of such statements. EDS may exclude any failure to meet this Performance Standard if, during, and to the extent that such failure is related to: (1) crippled statements; (2) Business Days that are U.S. Post Office holidays; and (3) cycles containing more than 3,500 statements.

    (ii)  Statement Rendering. EDS will maintain a statement rendering accuracy
          --------------------
          rate of at least 99.7%, excluding inaccuracies related to errors of Customer or Customer's customers.

    (iii) Transit Clearing Deadline. EDS will maintain a monthly transit
          --------------------------
          clearing deadline standard of at least 95%. EDS' compliance with this Performance Standard is subject to the following: (1) Customer's maintenance of a proof encoding standard accuracy rate of conformance to ABA EB13 specifications of at least 99%; (2) EDS' receipt at the Data Center of all proof work no later than 5:30 p.m., Eastern Time, each Business Day; and (3) EDS' receipt at the Data Center of MICR encoded batch and run totals by branch. EDS may exclude any failure to meet this Performance Standard if, during, and to the extent that such failure is related to daily items in excess of 35,000 items, other than items included in the incoming Fed cash letter.

    (iv) Exception Items. Exception items will be available for pick up by Customer no later than 7:30 a.m. on the Business Day following the Business Day EDS received such items. EDS will maintain an availability standard of 95% EDS' compliance with this Performance Standard is subject to the following: (1) Customer will electronically complete pay return decisions on all exception items no later than 2:30 p.m., Eastern Time, on the Business Day following the Business Day EDS received such items; (2) Customer will return to EDS all such exception items in two separate groups (pay and return) no later than 5:30 p.m., Eastern Time, on the Business Day following the Business Day EDS received such items; (3) Customer's maintenance of a proof encoding standard accuracy rate and conformance to ABA EB13 specifications of at least 99%; (4) EDS' receipt at the Data Center of all proof work no later than 5:30 p.m., Eastern Time, each Business Day; and (3) EDS' receipt at the Data Center of MICR encoded batch and run totals by branch. EDS may exclude any failure to meet this Performance Standard if, during, and to the extent that such failure is related to daily items in excess of 35,000 items, other than items included in the incoming Fed cash letter.

Section 3. Exclusions. Notwithstanding the foregoing, EDS will not be
----------------------
responsible for the failure to meet any Performance Standard (and such failure shall not be an Occurrence for purposes hereof) if, during, and to the extent that such failure is related to (a) any matter constituting force majeure, as provided in Section 8.3 of this Agreement, (b) Customer's failure to perform its obligations under this Agreement, (c) System failures of non-proprietary EDS Systems, (d) Customer initiated Data Center host computer usage other than usage related to on-line teller, inquiry or file maintenance, (e) special production jobs, testing procedures, or other services which are given priority at the request of Customer, (f) significant increases in processing volumes or business statistics or any significant change in the nature or scope of services provided under this Agreement (in each case during a reasonable transition period to be agreed upon by EDS and Customer in good faith), (g) any significant change in the manner in which Customer conducts its business (in each case during a reasonable transition period to be agreed upon by EDS and Customer in good faith), or (h) a failure of Customer to release or deliver data in the time deemed necessary by EDS to meet a report delivery schedule.

Section 4. Credits.
-------------------

(a)  Customer Credit. Except as otherwise provided below:
     ----------------

     (i) If there is an Occurrence related to an Application Processing Performance Standard, then Customer shall be entitled to receive a credit against the Basic Services charges payable to EDS under this Agreement equal to the lesser of (A) six percent (6%), or (B) two percent (2%) of the monthly Basic Services charges for Application Processing (as identified in Schedule C) for the month during which such Occurrence occurred, and increasing by two percent (2%) for each subsequent consecutive month of such Occurrence.

     (ii) If there is an Occurrence related to a Back Office Performance Standard, then Customer shall be entitled to receive a credit against the Basic Services charges payable to EDS under this Agreement equal to the lesser of (A) six percent (6%), or (B) two percent (2%) of the monthly Basic Services charges for Back Office Services (as identified in Schedule C) for the month during which such Occurrence occurred, and increasing by two percent (2%) for each subsequent consecutive month of such Occurrence.

     Once EDS returns to compliance with a Performance Standard, the entitlement to credits related to such Performance Standard shall cease and the next credit owed by EDS hereunder (if any) will once again be equal to two percent (2%) of the monthly charge for Basic Services for either Application Processing or Back Office Services, as applicable, for the month of such Occurrence. Customer's right to receive the credit described above shall constitute Customer's sole remedy with respect to any Occurrence; provided, however, that Customer may exercise any remedy available to Customer as set forth in Section 7.4 with respect to such Occurrence if Customer does not accept the credit given as set forth in this Section 4(a) for such Occurrence.

     (b)  EDS Credit. If during the month EDS meets or exceeds a Performance
          -----------
          Standard despite Customer's failure to meet Customer's obligations related to such Performance Standard, then EDS shall earn one performance credit ("Performance Credit") per Performance Standard met or exceeded during such month. Each Performance Credit earned during the month will entitle EDS to cancel an Occurrence, and Customer's entitlement to a credit for such Occurrence as set forth in Section 4(a) of this Schedule, for such month. EDS may determine the Occurrence to be cancelled under this Section 4(b).

                      FINANCIAL INSTITUTION RATIFICATION
                           AND ACCEPTANCE AGREEMENT

THIS FINANCIAL INSTITUTION RATIFICATION AND ACCEPTANCE AGREEMENT ("Ratification Agreement"), dated of even date with the Agreement (as such term is defined below), is between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS"), a Texas corporation with address of 5400 Legacy Drive, Plano, Texas 75024 and MATEWAN NATIONAL BANK ("Institution"), a national banking association with address of P.O. Box 600, Mate Street, Matewan, West Virginia 25024. All terms used but not defined in this Ratification Agreement will have the meaning set forth in the Agreement.

WHEREAS, Matewan BancShares, Inc., a Delaware corporation ("Customer"), as principal, and as agent acting for and on behalf of Serviced Institution, and EDS have entered into an Agreement for Information Technology Services, as amended, dated as of February 14, 1995 ("Agreement");

WHEREAS, the Agreement relates to the provision by EDS of Services to Serviced Institution upon the conditions set forth in the Agreement;

WHEREAS, Institution desires to obtain Services under the Agreement; and

WHEREAS, it is a condition precedent under the Agreement for the provision of Services to Institution that Institution ratifies and accepts Customer's execution of the Agreement for and on behalf of Institution, as Institution's duly authorized and designed agent, by execution and delivery of this Ratification Agreement;

NOW, THEREFORE, in consideration of the premises, and in order to induce EDS to provide Services to Institution pursuant to the Agreement, Institution agrees and represents and warrants to EDS as follows:

1. Institution, by executing and delivering this Ratification Agreement, ratifies and accepts Customer's execution and performance of the Agreement for and on behalf of Institution, as Institution's duly authorized and designated agent. Institution agrees that it is a party to, and a Serviced Institution within the meaning of, the Agreement.

2. By executing this Ratification Agreement, Institution represents that the Agreement and this Ratification Agreement have been duly authorized and constitute a valid, fully enforceable and legally binding obligation of Institution. Institution will maintain each of the Agreement and this Ratification Agreement as an official record of Institution continuously from the time of their execution.

3. Customer has and, at all times during the term of the Agreement, will have the authority (which is coupled with an interest and is irrevocable) to act for and on behalf of Institution with respect to all matters relating to the Agreement and this Ratification Agreement, including without limitation with regard to (a) the giving or withholding of any agreement, approval, acceptance, consent, notice or other action required or permitted by the Agreement or this Ratification Agreement, (b) the making of payments to EDS, or (c) the waiver, amendment or modification of any provision of the Agreement or this Ratification Agreement.

4. Institution will receive direct and substantial benefits with respect to, and has a substantial interest in, the Services. In addition, Institution will receive direct and substantial benefits by not being required by EDS to enter into a separate agreement with EDS for the provision of information technology services.

5. In the event of a default by Customer in the payment of any amounts due under the Agreement, EDS will be entitled to payment directly from Institution for Institution's pro rata share of the amount due for Services that are allocable to Institution, including without limitation Institution's pro rata share of all amounts due under Section 7.7 of the Agreement, if applicable. Institution agrees to make such payment directly to EDS upon EDS' request.

6. In consideration of Institution's request that EDS accept Institution's payments indirectly through Customer, Institution expressly assumes all risks arising out of paying amounts due under the Agreement to Customer, Institution's duly authorized and designated agent, instead of directly to EDS.

7. This Ratification Agreement will be governed by, and construed in accordance with, the laws of the State of West Virginia.

     IN WITNESS WHEREOF, Institution has caused this Ratification Agreement to be duly executed and delivered by its duly authorized officer as of the date written above.

                                      MATEWAN BANK FSB


                                      By:  /s/ Dan R. Moore
                                          -----------------------
                                      Printed
                                      Name:  Dan R. Moore
                                          -----------------------
                                      Title:  Chairman
                                          -----------------------

ACCEPTED AND AGREED:

ELECTRONICS DATA SYSTEMS CORPORATION


By: /s/ Max Tipton
   ---------------------
Printed
Name:  Max Tipton
   ---------------------
Title: Area Manager
   ---------------------

                      FINANCIAL INSTITUTION RATIFICATION
                           AND ACCEPTANCE AGREEMENT

THIS FINANCIAL INSTITUTION RATIFICATION AND ACCEPTANCE AGREEMENT ("Ratification Agreement"), dated of even date with the Agreement (as such term is defined below), is between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS"), a Texas corporation with address of 5400 Legacy Drive, Plano, Texas 75024 and MATEWAN BANK FSB ("Institution"), a federal savings bank with address of 1086 North Mayo Trail, Pikeville, Kentucky 41501. All terms used but not defined in this Ratification Agreement will have the meaning set forth in the Agreement.

WHEREAS, Matewan BancShares, Inc., a Delaware corporation ("Customer"), as principal, and as agent acting for and on behalf of Serviced Institution, and EDS have entered into an Agreement for Information Technology Services, as amended, dated as of February 14, 1995 ("Agreement");

WHEREAS, the Agreement relates to the provision by EDS of Services to Serviced Institution upon the conditions set forth in the Agreement;

WHEREAS, Institution desires to obtain Services under the Agreement; and

WHEREAS, it is a condition precedent under the Agreement for the provision of Services to Institution that Institution ratifies and accepts Customer's execution of the Agreement for and on behalf of Institution, as Institution's duly authorized and designed agent, by execution and delivery of this Ratification Agreement;

NOW, THEREFORE, in consideration of the premises, and in order to induce EDS to provide Services to Institution pursuant to the Agreement, Institution agrees and represents and warrants to EDS as follows:

1. Institution, by executing and delivering this Ratification Agreement, ratifies and accepts Customer's execution and performance of the Agreement for and on behalf of Institution, as Institution's duly authorized and designated agent. Institution agrees that it is a party to, and a Serviced Institution within the meaning of, the Agreement.

2. By executing this Ratification Agreement, Institution represents that the Agreement and this Ratification Agreement have been duly authorized and constitute a valid, fully enforceable and legally binding obligation of Institution. Institution will maintain each of the Agreement and this Ratification Agreement as an official record of Institution continuously from the time of their execution.

3. Customer has and, at all times during the term of the Agreement, will have the authority (which is coupled with an interest and is irrevocable) to act for and on behalf of Institution with respect to all matters relating to the Agreement and this Ratification Agreement, including without limitation with regard to (a) the giving or withholding of any agreement, approval, acceptance, consent, notice or other action required or permitted by the Agreement or this Ratification Agreement, (b) the making of payments to EDS, or (c) the waiver, amendment or modification of any provision of the Agreement or this Ratification Agreement.

4. Institution will receive direct and substantial benefits with respect to, and has a substantial interest in, the Services. In addition, Institution will receive direct and substantial benefits by not being required by EDS to enter into a separate agreement with EDS for the provision of information technology services.

5. In the event of a default by Customer in the payment of any amounts due under the Agreement, EDS will be entitled to payment directly from Institution for Institution's pro rata share of the amount due for Services that are allocable to Institution, including without limitation Institution's pro rata share of all amounts due under Section 7.7 of the Agreement, if applicable. Institution agrees to make such payment directly to EDS upon EDS' request.

6. In consideration of Institution's request that EDS accept Institution's payments indirectly through Customer, Institution expressly assumes all risks arising out of paying amounts due under the Agreement to Customer, Institution's duly authorized and designated agent, instead of directly to EDS.

7. This Ratification Agreement will be governed by, and construed in accordance with, the laws of the State of West Virginia.

     IN WITNESS WHEREOF, Institution has caused this Ratification Agreement to be duly executed and delivered by its duly authorized officer as of the date written above.


                                     MATEWAN NATIONAL BANK

                                     By:  /s/ Dan R. Moore
                                         -------------------------
                                     Printed
                                     Name:   Dan R. Moore
                                         -------------------------
                                     Title:   Chairman/Pre
                                         -------------------------


ACCEPTED AND AGREED:

ELECTRONIC DATA SYSTEMS CORPORATION



By:  /s/ Max Tipton
   -------------------------
Print
Name:  Max Tipton
   -------------------------
Title: Area Manager
   -------------------------






3